October 7, 2013

Securities & Exchange Commission
450 Fifth Street, NW
Washington, DC 20549

Attn.: Document Control



            RE:	   American Depositary Shares
evidenced by One (1) American Depositary
Receipts representing five hundred deposited shares of iSonea Limited (Form F6 File No. 333177557)


Ladies and Gentlemen:

Pursuant to Rule 424(b)(3) under the
Securities Act of 1933, as amended, on behalf of BNY Mellon, as Depositary for securities against which American Depositary Receipts are to be issued, we attach a copy of the new prospectus (Prospectus) reflecting the change in ratio for iSonea Limited.

As required by Rule 424(e), the upper right hand corner of the Prospectus cover page has a reference to Rule 424(b)(3) and to the file number of the registration statement to which the Prospectus relates.

Pursuant to Section III B of the General
Instructions to the Form F6 Registration
Statement, the Prospectus consists of the ADR certificate with revised ratio change for iSonea Limited.

The Prospectus has been revised to reflect the new ratio, and has been overstamped with:

Effective October 11, 2013 the Companys
American Depositary Share (ADS) Ratio
Changed from Each American Depositary
Share Represents Five Hundred Deposited
Shares (1:500) to Each American Depositary
Share Represents Twenty Deposited Shares
(1:20)

Please contact me with any questions or
comments at 212 8152276
Violet Pagan
The Bank of New York Mellon  ADR Division
Encl.
                  CC: Paul Dudek, Esq. (Office of International
Corporate Finance)




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